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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                                August 14, 2002
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                Date of Report (Date of earliest event reported)


                           NATIONAL CITY CORPORATION
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             (Exact name of registrant as specified in its charter)


           Delaware                      1-10074                34-1111088
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)




1900 East Ninth Street, Cleveland, Ohio                            44114
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(Address of principal executive offices)                        (Zip Code)


                                 (216) 222-2000
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              (Registrant's telephone number, including area code)

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Item 5. Other Events

On August 14, 2002, National City Corporation (NYSE: NCC) issued a press release announcing the realignment of management responsibilities for its consumer finance and mortgage businesses. The company's businesses serving housing and home equity markets nationally will be grouped into a new unit called National Consumer Finance. National City's mortgage businesses, including National City Mortgage Company, First Franklin Financial Corporation, Altegra Credit Company and National Home Equity will also be grouped into this new unit. National Consumer Finance will report to John D. Gellhausen, current president and chief operating officer of National City Mortgage. In his new role, Mr. Gellhausen will report to Robert G. Siefers, vice chairman of National City. The company's credit card, dealer and education finance businesses will become part of Retail Sales and Distribution and report to Peter E. Raskind, executive vice president and head of Retail Sales and Distribution. Consumer Loan Services will report to Jon L. Gorney, executive vice president and head of Corporate Operations and Information Services. I. Robert Emmerich, executive vice president of consumer finance credit will now report to Robert J. Ondercik, chief credit officer. Due to an increased emphasis on corporate governance, Jeffrey D. Kelly, chief financial officer and David L. Zoeller, general counsel will report directly to David A. Daberko, chief executive officer. Such press release is attached as
Exhibit 99.1 to Registrant's filing on this Form 8-K.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2002               By /s/ David L. Zoeller
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                                        David L. Zoeller
                                        Executive Vice President and General
                                        Counsel